ABERCROMBIE & FITCH CO. REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

•Company delivers fourth quarter net sales growth of 9%, with comparable sales growth of 14%
•Full year net sales of $4.95 billion, up 16% to 2023, driven by comparable sales of 17% with double-digit comparable sales growth across regions and brands
•Abercrombie brands deliver full year 2024 net sales growth of 16% on comparable sales of 15%, with Hollister brands growing net sales 15% on comparable sales of 19%
•Full year operating margin of 15.0%, up 370 basis points to full year 2023, and net income per diluted share of $10.69, 72% growth from 2023
•Full year share repurchases of $230 million, or 1.6 million shares, representing 3% of shares outstanding at February 3, 2024
•Provides full year 2025 outlook for net sales growth in the range of 3% to 5%, operating margin in the range of 14% to 15%, net income per diluted share in the range of $10.40 to $11.40
•Announces new $1.3 billion share repurchase authorization; expects $400 million in share repurchases for 2025

New Albany, Ohio, March 5, 2025: Abercrombie & Fitch Co. (NYSE: ANF) today announced results for the thirteen week fourth quarter and fifty-two week year ended February 1, 2025. These compare to results for the fourteen week fourth quarter and fifty-three week year ended February 3, 2024. Descriptions of the use of non-GAAP financial measures and reconciliations of GAAP and non-GAAP financial measures accompany this release.
Fran Horowitz, Chief Executive Officer, said, “In fiscal 2024, we once again delivered on our commitments to our global customers and shareholders. We entered the fiscal year with the goal of achieving sustainable, profitable growth on top of a defining fiscal 2023, and our collective effort and focus produced results well beyond our initial expectations. We grew net sales 16% to nearly $5 billion while expanding operating margin to 15%, with operating income and EPS growth of 53% and 72%, respectively.

We enter fiscal 2025 with highly relevant brands, an agile playbook, and a motivated global team driven by a culture of innovation and growth. Our expectation in 2025 is to build on the past two years of outstanding results and again deliver profitable growth while strengthening our brands and operating model.”

Details related to net income per diluted share for the fourth quarter and full year are as follows:

	Fourth Quarter		Full Year
	2024	2023	2024	2023
GAAP	$3.57	$2.97	$10.69	$6.22
Excluded items, net of tax effect (1)	—	—	—	0.06
Adjusted non-GAAP	$3.57	$2.97	$10.69	$6.28
Impact from changes in foreign currency exchange rates (2)	—	(0.02)	—	0.05
Adjusted non-GAAP constant currency	$3.57	$2.95	$10.69	$6.33
(1)Excluded items consist of pre-tax store and other asset impairment charges and the tax effect of pre-tax excluded items.
(2)The estimated impact from foreign currency is calculated by applying current period exchange rates to prior year results using a 26% tax rate.

A summary of results for the fourth quarter ended February 1, 2025:
•Net sales of $1.58 billion up 9% as compared to last year on a reported basis and 10% on a constant currency basis.
•Comparable sales up 14%.
•Operating income of $256 million as compared to operating income of $223 million last year.
•Operating margin as a percent of sales increased to 16.2% from 15.3% last year.
•Net income per diluted share of $3.57 as compared to net income per diluted share last year of $2.97.
A summary of results for the full year ended February 1, 2025:
•Net sales of $4.95 billion up 16% as compared to last year on a reported basis and up 16% on a constant currency basis.
•Comparable sales up 17%.
•Operating income of $741 million on a reported basis, as compared to operating income last year of $485 million and $489 million on a reported and adjusted non-GAAP basis, respectively.
•Operating margin as a percent as sales increased to 15.0% from 11.3% and 11.4% on a reported and adjusted non-GAAP basis, respectively.
•Net income per diluted share of $10.69, as compared to net income per diluted share last year of $6.22 and $6.28 on a reported and adjusted non-GAAP basis, respectively.

Net Sales
Net sales by segment and brand for the fourth quarter and full year are as follows:

	Fourth Quarter
(in thousands)	2024	2023	1 YR % Change	Comparable sales (2)
Net sales by segment: (1)
Americas (3)	$1,319,720	$1,191,259	11%	15%
EMEA (4)	224,467	219,050	2%	12%
APAC (5)	40,730	42,598	(4)%	17%
Total company	$1,584,917	$1,452,907	9%	14%

Net sales by brand family:	2024	2023	1 YR % Change	Comparable sales (2)
Abercrombie	$772,670	$755,203	2%	5%
Hollister	812,247	697,704	16%	24%
Total company	$1,584,917	$1,452,907	9%	14%

	Full Year
(in thousands)	2024	2023	1 YR % Change	Comparable sales (2)
Net sales by segment: (1)
Americas (3)	$4,027,514	$3,455,674	17%	17%
EMEA (4)	770,519	687,095	12%	16%
APAC (5)	150,554	137,908	9%	19%
Total company	$4,948,587	$4,280,677	16%	17%

Net sales by brand family:	2024	2023	1 YR % Change	Comparable sales (2)
Abercrombie	$2,556,434	$2,201,686	16%	15%
Hollister	2,392,153	2,078,991	15%	19%
Total company	$4,948,587	$4,280,677	16%	17%
(1)Net sales by segment are presented by attributing revenues to a physical store location or geographical region that fulfills the order.
(2)Comparable sales are calculated on a constant currency basis. Refer to "REPORTING AND USE OF GAAP AND NON-GAAP MEASURES," for further discussion.
(3)The Americas segment includes the results of operations in North America and South America.
(4)The EMEA segment includes the results of operations in Europe, the Middle East and Africa.
(5)The APAC segment includes the results of operations in the Asia-Pacific region, including Asia and Oceania.

Financial Position and Liquidity
As of February 1, 2025 the company had:
•Cash and equivalents of $773 million as compared to $901 million last year.
•Marketable securities of $116 million.
•Inventories of $575 million, an increase of approximately 22% over last year.
•No long-term gross borrowings as all of the company’s then-outstanding 8.75% senior secured notes due July 2025 (the “Senior Secured Notes”) were redeemed with cash on hand in the second quarter of 2024.
•Borrowing capacity of $500 million under the senior-secured asset-based revolving credit facility (the "ABL Facility") with net borrowing available of $450 million after minimum excess availability requirement.
•Liquidity, comprised of cash and equivalents and borrowing available under the ABL Facility, of approximately $1.2 billion. This compares to liquidity of $1.2 billion as of February 3, 2024.

Cash Flow and Capital Allocation
Details related to the company's cash flows for the full year ended February 1, 2025 are as follows:
•Net cash provided by operating activities of $710 million.
•Net cash used for investing activities of $298 million.
•Net cash used for financing activities of $535 million.

The company repurchased approximately 0.7 million shares during the fourth quarter and 1.6 million for the full year, returning $230 million to shareholders through share repurchases, a 3% reduction in shares outstanding prior to the vesting impact of stock compensation.

During fiscal 2024, the company repurchased $9.3 million in the open market and completed the redemption of all remaining outstanding Senior Secured Notes, which had an aggregate principal amount of $214 million at the time of the redemption. The Senior Secured Notes were redeemed using cash on hand at par value, plus accrued and unpaid interest.

Depreciation and amortization was $154 million for fiscal 2024 as compared to $141 million in fiscal 2023.

New Share Repurchase Authorization
The company today also announced that the company’s Board of Directors authorized a new $1.3 billion stock repurchase program, which replaces the company’s prior share repurchase program authorized by the Board in 2021. The new stock repurchase authorization has no expiration date. Purchases by the company under the new share repurchase program may be made from time to time in open market or private transactions in such manner as may be deemed advisable from time to time (including, without limitation, pursuant to one or more 10b5-1 trading plans, accelerated share repurchase programs, and any other method that the company may deem advisable) and may be discontinued at any time.

Fiscal 2025 First Quarter and Full Year Outlook

For fiscal 2025, the company expects:
	First Quarter Outlook	Full Year Outlook
Net sales	growth in the range of 4% to 6%	growth in the range of 3% to 5%
Operating margin (1)	in the range of 8% to 9%	in the range of 14% to 15%
Effective tax rate (2)	around 25%	around 26%
Net income per diluted share (3) (4)	in the range of $1.25 to $1.45	in the range of $10.40 to $11.40
Share repurchases (4)	$100 million	$400 million
Diluted weighted average shares (3)	around 52 million	around 51 million
Capital expenditures		~$200 million
Real estate activity (all approximate)		~40 net store openings
60 openings, 20 closures
40 remodels and right-sizes
(1)The outlook for operating margin includes estimated impact from the tariffs announced in February 2025 on goods imported from China, Mexico, and Canada into the United States. It does not include impacts related to other potential future policy or legislative changes, additional potential tariffs imposed by the United States, or potential tariffs imposed by countries other than the United States.
(2)The outlook for effective tax rate is sensitive to the jurisdictional mix and level of income and does not include the impact of potential future tax policy or legislative changes.
(3)The outlook for net income per diluted share and diluted weighted average shares includes the anticipated impact to shares outstanding from potential share repurchase activity in fiscal 2025.
(4)The timing and amount of any such repurchases will be determined based on an evaluation of market conditions, the company’s share price, legal requirements, and other factors.

Conference Call
Today at 8:30 AM, ET, the company will conduct a conference call and provide additional details around its quarterly and full year results. To access the call by phone, participants will need to register at the following URL address to obtain a dial-in number and passcode.

https://register.vevent.com/register/BI38c9cee9f5584acda2bd93ef79b3343a

A presentation of fourth quarter and full year results will be available in the “Investors” section at corporate.abercrombie.com at approximately 7:30 AM ET, today. Important information may be disseminated initially or exclusively via the website; investors should consult the site to access this information.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This Press Release and related statements by management or spokespeople of Abercrombie & Fitch Co. (A&F) contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements, including, without limitation, statements regarding our fiscal 2025 first quarter and full year 2025 outlook, as well as our current assumptions, projections and expectations about our business and future events. Any such forward-looking statements involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company’s control. The inclusion of such information should not be regarded as a representation by the company, or any other person, that the objectives of the company will be achieved. Words such as “estimate,” “project,” “plan,” “goal,” “believe,” “expect,” “anticipate,” “intend,” “should,” “are confident,” “will,” “could,” “outlook,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise any forward-looking statements, including any financial targets, estimates, or performance outlooks whether as a result of new information, future events, or otherwise. Factors that may cause results to differ from those expressed in our forward-looking statements include, but are not limited to, the factors disclosed in Part I, Item 1A. “Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2024, and in our subsequent reports and filings with the Securities and Exchange Commission, as well as the following factors: risks related to changes in global economic and financial conditions, including inflation, and the resulting impact on consumer spending generally and on our operating results, financial condition, and expense management, and our ability to adequately mitigate the impact; risks related to geopolitical landscape and conflicts, such as the recent attacks on marine vessels in the Red Sea, and the potential continuation or escalation of such conflicts and the impact of such conflicts on international trade, supplier delivery or increased freight costs, acts of terrorism, mass casualty events, social unrest, civil disturbance or disobedience; risks related to natural disasters and other unforeseen catastrophic events; risks related to our failure to engage our customers, anticipate customer demand, expectations, and changing fashion trends, and manage our inventory and product delivery; risks related to our failure to operate effectively in a highly competitive and constantly evolving industry; risks related to our ability to execute on, and maintain the success of, our strategic and growth initiatives, including those outlined in our 2025 Always Forward Plan; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in our tax obligations and effective tax rate, including as a result of earnings and losses generated from our global operations, may result in volatility in our results of operations; risks related to global operations, including changes in the economic or political conditions where we sell or source our products or changes in import tariffs or trade restrictions, including implications related to the change in administration as a result of the 2024 U.S. presidential election; risks and uncertainty related to adverse public health developments; risks associated with climate change and other corporate responsibility issues; risks related to reputational harm to the company, its officers, and directors; risks related to actual or threatened litigation; risks related to cybersecurity threats and privacy or data security breaches; the potential loss or disruption to our information systems; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation.

Reclassification of Consolidated Statements of Operations
In prior periods, the company included stores and distribution expense and marketing, general and administrative expense as individual expense categories on the Consolidated Statements of Operations. The company now believes presenting selling expense and general and administrative expense categories on the Consolidated Statements of Operations is more reflective of the current operating structure. As a result, the company reassessed the classification of certain marketing, store and distribution center support, and digital and technology expenses and made reclassification adjustments to align with the expense categories currently presented on the Condensed Consolidated Statements of Operations. In addition, the Company eliminated the gross profit subtotal on the Condensed Consolidated Statements of Operations. There were no changes to operating income or net income. Prior period amounts have been reclassified to conform to current year’s presentation.

Other Information
This document includes certain adjusted non-GAAP financial measures where management believes it to be helpful in understanding the Company's results of operations or financial position. Additional details about non-GAAP financial measures and a reconciliation of GAAP financial measures to non-GAAP financial measures can be found in the "Reporting and Use of GAAP and Non-GAAP Measures" section. Sub-totals and totals may not foot due to rounding. Net income and net income per share financial measures included herein are attributable to Abercrombie & Fitch Co., excluding net income attributable to noncontrolling interests.

As used in this document, references to "Americas" includes North America and South America, "EMEA" includes Europe, the Middle East and Africa and "APAC" includes the Asia-Pacific region, including Asia and Oceania.

About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. (NYSE: ANF) is a global, digitally led omnichannel specialty retailer of apparel and accessories catering to kids through millennials with assortments curated for their specific lifestyle needs.

The company operates a family of brands, including Abercrombie brands and Hollister brands each sharing a commitment to offer products of enduring quality and exceptional comfort that support global customers on their journey to being and becoming who they are. Abercrombie & Fitch Co. operates approximately 790 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites abercrombie.com, abercrombiekids.com, and hollisterco.com

Investor Contact:	Media Contact:

Mohit Gupta	Kate Wagner
Abercrombie & Fitch Co.	Abercrombie & Fitch Co.
(614) 283-6751	(614) 283-6192
Investor_Relations@anfcorp.com	Public_Relations@anfcorp.com

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Fourteen Weeks Ended
	February 1, 2025	% of Net Sales	February 3, 2024	% of Net Sales
Net sales	$1,584,917	100.0%	$1,452,907	100.0%
Cost of sales, exclusive of depreciation and amortization	610,907	38.5%	539,338	37.1%
Selling expense	526,423	33.2%	498,922	34.3%
General and administrative expense	194,544	12.3%	193,387	13.3%
Other operating income, net	(3,021)	(0.2)%	(1,541)	(0.1)%
Operating income	256,064	16.2%	222,801	15.3%
Interest expense	539	0.0%	6,691	0.5%
Interest income	(9,437)	(0.6)%	(11,530)	(0.8)%
Interest income, net	(8,898)	(0.6)%	(4,839)	(0.3)%
Income before income taxes	264,962	16.7%	227,640	15.7%
Income tax expense	75,267	4.7%	66,537	4.6%
Net income	189,695	12.0%	161,103	11.1%
Less: Net income attributable to noncontrolling interests	2,469	0.2%	2,656	0.2%
Net income attributable to A&F	$187,226	11.8%	$158,447	10.9%

Net income per share attributable to A&F
Basic	$3.72		$3.13
Diluted	$3.57		$2.97

Weighted-average shares outstanding:
Basic	50,265		50,559
Diluted	52,461		53,399

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Fifty-Two Weeks Ended		Fifty-Three Weeks Ended
	February 1, 2025	% of Net Sales	February 3, 2024	% of Net Sales
Net sales	$4,948,587	100.0%	$4,280,677	100.0%
Cost of sales, exclusive of depreciation and amortization	1,773,926	35.8%	1,587,265	37.1%
Selling expense	1,689,988	34.2%	1,533,438	35.8%
General and administrative expense	750,485	15.2%	681,176	15.9%
Other operating income, net	(6,632)	(0.1)%	(5,873)	(0.1)%
Operating income	740,820	15.0%	484,671	11.3%
Interest expense	12,077	0.2%	30,352	0.7%
Interest income	(39,934)	(0.8)%	(29,980)	(0.7)%
Interest (income) expense, net	(27,857)	(0.6)%	372	0.0%
Income before income taxes	768,677	15.5%	484,299	11.3%
Income tax expense	194,661	3.9%	148,886	3.5%
Net income	574,016	11.6%	335,413	7.8%
Less: Net income attributable to noncontrolling interests	7,793	0.2%	7,290	0.2%
Net income attributable to A&F	$566,223	11.4%	$328,123	7.7%

Net income per share attributable to A&F
Basic	$11.14		$6.53
Diluted	$10.69		$6.22

Weighted-average shares outstanding:
Basic	50,839		50,250
Diluted	52,971		52,726

Reporting and Use of GAAP and Non-GAAP Measures
The company believes that each of the non-GAAP financial measures presented are useful to investors as they provide a measure of the company’s operating performance excluding the effect of certain items which the company believes do not reflect its future operating outlook, such as asset impairment charges, therefore supplementing investors’ understanding of comparability of operations across periods. Management used these non-GAAP financial measures during the periods presented to assess the company’s performance and to develop expectations for future operating performance. Non-GAAP financial measures should be used supplemental to, and not as an alternative to, the company’s GAAP financial results, and may not be calculated in the same manner as similar measures presented by other companies.

In addition, at times the company provides comparable sales, defined as the percentage year-over-year change in the aggregate of: (1) sales for stores that have been open as the same brand at least one year and whose square footage has not been expanded or reduced by more than 20% within the past year, with prior year’s net sales converted at the current year’s foreign currency exchange rate to remove the impact of foreign currency rate fluctuation, and (2) digital net sales with prior year’s net sales converted at the current year’s foreign currency exchange rate to remove the impact of foreign currency rate fluctuation.

The company also provides certain financial information on a constant currency basis to enhance investors’ understanding of underlying business trends and operating performance, by removing the impact of foreign currency exchange rate fluctuations. The effect from foreign currency, calculated on a constant currency basis, is determined by applying current year average exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share effect from foreign currency is calculated using a 26% tax rate.

In addition, the company provides EBITDA and Adjusted EBITDA as supplemental measures used by the company's executive management to assess the company's performance. We also believe these supplemental performance measures are meaningful information for investors and other interested parties to use in computing the company's core financial performance over multiple periods and with other companies by excluding the impact of differences in tax jurisdictions, debt service levels and capital investment.

Abercrombie & Fitch Co.
Reconciliation of Constant Currency Financial Measures
Thirteen Weeks Ended February 1, 2025 and Fourteen Weeks Ended February 3, 2024
(in thousands, except percentage and basis point changes and per share data)
(Unaudited)

Net sales	2024	2023	% Change
GAAP (1)	$1,584,917	$1,452,907	9%
Impact from changes in foreign currency exchange rates (2)	—	(6,138)	0%
Net sales on a constant currency basis	$1,584,917	$1,446,769	10%
Operating income	2024	2023	BPS Change (3)
GAAP (1)	$256,064	$222,801	90
Impact from changes in foreign currency exchange rates (2)	—	(948)	0
Adjusted non-GAAP constant currency basis	$256,064	$221,853	90
Net income per share attributable to A&F	2024	2023	$ Change
GAAP (1)	$3.57	$2.97	$0.60
Impact from changes in foreign currency exchange rates (2)	—	(0.02)	0.02
Adjusted non-GAAP on a constant currency basis	$3.57	$2.95	$0.62
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    The estimated impact from foreign currency is determined by applying current period exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share estimated impact from foreign currency is calculated using a 26% tax rate.
(3)    The estimated basis point change has been rounded based on the percentage change.

Abercrombie & Fitch Co.
Reconciliation of Constant Currency Financial Measures
Fifty-Two Weeks Ended February 1, 2025 and Fifty-Three Weeks Ended February 3, 2024
(in thousands, except percentage and basis point changes and per share data)
(Unaudited)

Net sales	2024	2023	% Change
GAAP (1)	$4,948,587	$4,280,677	16%
Impact from changes in foreign currency exchange rates (2)	—	(3,769)	0%
Net sales on a constant currency basis	$4,948,587	$4,276,908	16%
Operating income	2024	2023	BPS Change (3)
GAAP (1)	$740,820	$484,671	370
Excluded items (4)	—	4,436	(10)
Adjusted non-GAAP	$740,820	$489,107	360
Impact from changes in foreign currency exchange rates (2)	—	2,955	(10)
Adjusted non-GAAP on a constant currency basis	$740,820	$492,062	350
Net income per share attributable to A&F	2024	2023	$ Change
GAAP (1)	$10.69	$6.22	$4.47
Excluded items, net of tax (4)	—	0.06	(0.06)
Adjusted non-GAAP	$10.69	$6.28	$4.41
Impact from changes in foreign currency exchange rates (2)	—	0.05	(0.05)
Adjusted non-GAAP on a constant currency basis	$10.69	$6.33	$4.36
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    The estimated impact from foreign currency is determined by applying current period exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share estimated impact from foreign currency is calculated using a 26% tax rate.
(3)    The estimated basis point change has been rounded based on the percentage change.
(4)    Excluded items consist of pre-tax asset store impairment charges of $4.4 million for the prior year.

Abercrombie & Fitch Co.
Reconciliation of Constant Currency Net Sales by Segment and Brand
Thirteen Weeks Ended February 1, 2025 and Fourteen Weeks Ended February 3, 2024
(in thousands, except percentage changes)
(Unaudited)

	2024	2023			GAAP % Change	Non-GAAP Constant Currency Basis % Change
	GAAP	GAAP	Impact From Changes In Foreign Currency Exchanges Rates (1)	Non-GAAP Constant Currency Basis
Net sales by segment: (2)
Americas (3)	$1,319,720	$1,191,259	$(2,358)	$1,188,901	11%	11%
EMEA (4)	224,467	219,050	(3,066)	215,984	2%	4%
APAC (5)	40,730	42,598	(714)	41,884	(4)%	(3)%
Total company	$1,584,917	$1,452,907	$(6,138)	$1,446,769	9%	10%

	2024	2023			GAAP % Change	Non-GAAP Constant Currency Basis % Change
	GAAP	GAAP	Impact From Changes In Foreign Currency Exchanges Rates (1)	Non-GAAP Constant Currency Basis
Net sales by brand family:
Abercrombie	$772,670	$755,203	$(2,370)	$752,833	2%	3%
Hollister	812,247	697,704	(3,768)	693,936	16%	17%
Total company	$1,584,917	$1,452,907	$(6,138)	$1,446,769	9%	10%
(1)The estimated impact from foreign currency is determined by applying current period exchange rates to prior year results and is net of the year-over-year impact from hedging.
(2)Net sales by segment are presented by attributing revenues to a physical store location or geographical region that fulfills the order.
(3)The Americas segment includes the results of operations in North America and South America.
(4)The EMEA segment includes the results of operations in Europe, the Middle East and Africa.
(5)The APAC segment includes the results of operations in the Asia-Pacific region, including Asia and Oceania.

Abercrombie & Fitch Co.
Reconciliation of Constant Currency Net Sales by Segment and Brand
Fifty-Two Weeks Ended February 1, 2025 and Fifty-Three Weeks Ended February 3, 2024
(in thousands, except percentage changes)
(Unaudited)

	2024	2023			GAAP % Change	Non-GAAP Constant Currency Basis % Change
	GAAP	GAAP	Impact From Changes In Foreign Currency Exchanges Rates (1)	Non-GAAP Constant Currency Basis
Net sales by segment: (2)
Americas (3)	$4,027,514	$3,455,674	$(3,518)	$3,452,156	17%	17%
EMEA (4)	770,519	687,095	2,716	689,811	12%	12%
APAC (5)	150,554	137,908	(2,967)	134,941	9%	12%
Total company	$4,948,587	$4,280,677	$(3,769)	$4,276,908	16%	16%

	2024	2023			GAAP % Change	Non-GAAP Constant Currency Basis % Change
	GAAP	GAAP	Impact From Changes In Foreign Currency Exchanges Rates (1)	Non-GAAP Constant Currency Basis
Net sales by brand family:
Abercrombie	$2,556,434	$2,201,686	$(2,424)	$2,199,262	16%	16%
Hollister	2,392,153	2,078,991	(1,345)	2,077,646	15%	15%
Total company	$4,948,587	$4,280,677	$(3,769)	$4,276,908	16%	16%
(1)The estimated impact from foreign currency is determined by applying current period exchange rates to prior year results and is net of the year-over-year impact from hedging.
(2)Net sales by segment are presented by attributing revenues to a physical store location or geographical region that fulfills the order.
(3)The Americas segment includes the results of operations in North America and South America.
(4)The EMEA segment includes the results of operations in Europe, the Middle East and Africa.
(5)The APAC segment includes the results of operations in the Asia-Pacific region, including Asia and Oceania.

Abercrombie & Fitch Co.
Reconciliation of EBITDA and Adjusted EBITDA
Thirteen Weeks Ended February 1, 2025 and Fourteen Weeks Ended February 3, 2024
(in thousands)
(Unaudited)

(in thousands, except ratios)	2024	% of Net Sales	2023	% of Net Sales
Net income	$189,695	12.0%	$161,103	11.1%
Income tax expense	75,267	4.7	66,537	4.6
Interest (income) expense, net	(8,898)	(0.6)	(4,839)	(0.3)
Depreciation and amortization	37,163	2.4	35,557	2.4
EBITDA (1)	$293,227	18.5	$258,358	17.8

Abercrombie & Fitch Co.
Reconciliation of EBITDA and Adjusted EBITDA
Fifty-Two Weeks Ended February 1, 2025 and Fifty-Three Weeks Ended February 3, 2024
(in thousands)
(Unaudited)

(in thousands, except ratios)	2024	% of Net Sales	2023	% of Net Sales
Net income	$574,016	11.6%	$335,413	7.8%
Income tax expense	194,661	3.9	148,886	3.5
Interest (income) expense, net	(27,857)	(0.6)	372	—
Depreciation and amortization	153,773	3.2	141,104	3.3
EBITDA (1)	$894,593	18.1	$625,775	14.6

Adjustments to EBITDA
Asset impairment (1)	—	—	4,436	0.1
Adjusted EBITDA (1)	$894,593	18.1	$630,211	14.7

(1)EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. EBITDA is defined as net income before interest, income taxes and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for asset impairment.

Abercrombie & Fitch Co.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	February 1, 2025	February 3, 2024
Assets
Current assets:
Cash and equivalents	$772,727	$900,884
Marketable securities	116,221	—
Receivables	105,324	78,346
Inventories	575,005	469,466
Other current assets	104,154	88,569
Total current assets	1,673,431	1,537,265
Property and equipment, net	575,773	538,033
Operating lease right-of-use assets	803,121	678,256
Other assets	247,562	220,679
Total assets	$3,299,887	$2,974,233
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$364,532	$296,976
Accrued expenses	504,922	436,655
Short-term portion of operating lease liabilities	211,600	179,625
Income taxes payable	45,890	53,564
Total current liabilities	1,126,944	966,820
Long-term liabilities:
Long-term portion of operating lease liabilities	$740,013	$646,624
Long-term borrowings, net	—	222,119
Other liabilities	81,607	88,683
Total long-term liabilities	821,620	957,426
Total Abercrombie & Fitch Co. stockholders’ equity	1,335,628	1,035,160
Noncontrolling interests	15,695	14,827
Total stockholders’ equity	1,351,323	1,049,987
Total liabilities and stockholders’ equity	$3,299,887	$2,974,233

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Cash Flows
(in thousands, except per share data)
(Unaudited)

	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	February 1, 2025	February 3, 2024
Operating activities
Net cash provided by operating activities	$710,376	$653,422

Investing activities
Purchases of marketable securities	$(139,600)	$—
Proceeds from maturities of marketable securities	24,800	—
Purchases of property and equipment	(182,903)	(157,797)
Proceeds from the sale of property and equipment	—	615
Net cash used for investing activities	$(297,703)	$(157,182)

Financing activities
Repayment/redemption of senior secured notes	(223,331)	(77,972)
Payment of debt issuance costs and fees	(3,291)	(180)
Purchases of common stock	(229,807)	—
Acquisition of common stock for tax withholding obligations	(70,208)	(29,485)
Other financing activities	(8,240)	(3,564)
Net cash used for financing activities	$(534,877)	$(111,201)

Effect of foreign currency exchange rates on cash	$(7,086)	$(2,923)
Net (decrease) increase in cash and equivalents, and restricted cash and equivalents	$(129,290)	$382,116
Cash and equivalents, and restricted cash and equivalents, beginning of period	$909,685	$527,569
Cash and equivalents, and restricted cash and equivalents, end of period	$780,395	$909,685

Abercrombie & Fitch Co.
Store Count Activity

	Fifty-Two Weeks Ended February 1, 2025
	AMERICAS (1)		EMEA (2)		APAC (3)		Total Company
	Abercrombie	Hollister	Abercrombie	Hollister	Abercrombie	Hollister	Abercrombie	Hollister	Total (4)
February 3, 2024	194	384	29	108	24	26	247	518	765
New	25	15	5	1	10	9	40	25	65
Permanently closed	(4)	(14)	(1)	(9)	(4)	(9)	(9)	(32)	(41)
February 1, 2025	215	385	33	100	30	26	278	511	789
(1)The Americas segment includes North America and South America.
(2)The EMEA segment includes Europe, the Middle East and Africa.
(3)The APAC segment includes the Asia-Pacific region, including Asia and Oceania.
(4)Store count excludes temporary and international franchise stores.